UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 14, 2011

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2011, Frontier Communications Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) with CoBank, ACB, as administrative agent, lead arranger and a lender, and the other lenders from time to time party thereto for a $575 million senior unsecured term loan facility with a final maturity of October 14, 2016.  Repayment of the outstanding principal balance will be made in quarterly installments in the amount of $14,375,000, commencing on March 31, 2012, with the remaining outstanding principal balance to be repaid on the final maturity date.  Borrowings under the Credit Agreement bear interest based on the margins over the Base Rate (as defined in the Credit Agreement) or LIBOR, at the election of the Company.  Interest rate margins under the facility (ranging from 0.875% to 2.875% for Base Rate borrowings and 1.875% to 3.875% for LIBOR borrowings) are subject to adjustments based on the Total Leverage Ratio of the Company, as such term is defined in the Credit Agreement.

The full amount of the facility was drawn on the closing date of the Credit Agreement.  The Company intends to use the proceeds to refinance a portion of its outstanding debt and for general corporate purposes.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including a restriction on the Company’s ability to declare dividends if an event of default has occurred or will result therefrom, a financial covenant that requires compliance with a leverage ratio, and customary events of default.  Upon proper notice, the Company may, in whole or in part, repay the facility without premium or penalty, but subject to breakage fees on LIBOR loans, if applicable.  Amounts pre-paid may not be re-borrowed.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events

The information set forth in the press release issued by Frontier Communications Corporation on October 17, 2011, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1	Credit Agreement dated as of October 14, 2011 with CoBank, ACB.

99.1	Press Release of Frontier Communications Corporation released on October 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: October 17, 2011	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President and
Controller